UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Approval of Revised Senior Management Bonus Program
On May 4, 2015, the Corporate Governance and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Post Holdings, Inc. (the “Company”) approved a revised Senior Management Bonus Program applicable to certain senior management employees. The amount of an award under the program may be expressed as a percentage of a participant’s base salary, a specific dollar amount or some other measure as determined by the Compensation Committee for any fiscal year. Any such award will be paid based on the level of achievement of performance goals determined by the Compensation Committee. Payouts will be made in the form of cash no later than March 15 of the year following the end of the fiscal year in which the bonus award was earned, but participants may elect to defer all or a portion of a bonus award under the Post Holdings, Inc. Deferred Compensation Plan for Key Employees. For fiscal 2015, the Compensation Committee expects to use the metric of adjusted free cash flow in determining bonuses.
The foregoing description of the Senior Management Bonus Program is qualified in its entirety by reference to the full text of the program, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

(e)	Approval of New Form of Management Continuity Agreement
Also on May 4, 2015, the Compensation Committee approved a new form of Management Continuity Agreement which is intended to promote stability and continuity of senior management in the event of an actual or anticipated change of control. The new form Management Continuity Agreement is substantially the same form as the existing agreement, the material terms of which are described in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on December 12, 2014 under the section entitled “Executive Compensation-Compensation Discussion and Analysis-Management Continuity Agreements”, but the revised form: (i) modifies the definition of “Change in Control” by eliminating the ability of an executive to voluntarily terminate employment after a Change in Control and receive payment under the agreement; (ii) clarifies the definition of “Involuntary Termination”; and (iii) adds a new 280G limitation. The foregoing description of the form Management Continuity Agreement is qualified in its entirety by reference to the full form agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

(e)	Approval of New Form of Stock Appreciation Right Agreement
Also on May 4, 2015, the Compensation Committee approved a new form of Stock Appreciation Rights Agreement, which is to be used to grant cash-settled stock appreciation rights to employees of the Company (“Employee SAR”). An Employee SAR will entitle the awardee to the cash amount equal to the excess of the fair market value of the specified number of SAR shares as of the date of exercise over the purchase price per share of the specified number of SAR shares. An Employee SAR becomes exercisable with respect to one-third of the shares subject to such Employee SAR on each of the first three anniversaries of the date of grant of such option, provided that the awardee is employed by the Company on such anniversary. Employee SARs expire ten years following the date of grant. The foregoing description of the form Stock Appreciation Right Agreement is qualified in its entirety by reference to the full form agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 8, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel & Administration, Secretary

EXHIBIT INDEX

Exhibits Number	Description

10.1	Senior Management Bonus Program
10.2	Form of Management Continuity Agreement
10.3	Form of Stock Appreciation Right Agreement

4